UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On May 30, 2013, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $665,000,000 (the “Total Commitment”) five year Revolving Credit Agreement (the “Credit Agreement”) among BLFC, as borrower, CoBank, ACB, as administrative agent and lead arranger and certain lenders party thereto (the “Lenders”).  The Credit Agreement matures on May 30, 2018.  Initially, the Lenders will make $368,000,000 of the Total Commitment available for BLFC to borrow.  Upon BLFC’s satisfaction of certain conditions set forth in the Credit Agreement, the Lenders shall make the Total Commitment available to BLFC.  The conditions include delivery of a written notice by BLFC to the administrative agent requesting the Lenders to make the remaining Total Commitment available no later than December 15, 2013, repayment in full of BLFC’s outstanding obligations under the Amended and Restated Credit Agreement dated as of August 21, 2012, among BLFC, CoBank, ACB as administrative agent and certain lenders party thereto, accuracy in all material respects of the representations and warranties made under the Credit Agreement and the BLFC Guaranty (as defined below) and confirmation that no event of default shall have occurred and be continuing under the Credit Agreement.  BLFC also may from time to time, with the consent of the administrative agent, request one or more of the existing Lenders or new lenders to increase the Total Commitments in an amount not to exceed $200,000,000 pursuant to an accordion provision set forth in the Credit Agreement.  BLFC may use proceeds from future borrowings under the Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the Credit Agreement and any pari passu indebtedness of BLFC.

Borrowings under the Credit Agreement will bear interest, at BLFC’s option, at LIBOR plus the Applicable Margin (defined below) or the weekly reset LIBOR then in effect plus the Applicable Margin.  The margin applicable to either a LIBOR or the weekly reset LIBOR borrowing (the “Applicable Margin”) will vary between 1.050% and 1.675% and be based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) provides of (a) Bunge, (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “Rating Level”).  Amounts under the Credit Agreement that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the Credit Agreement at rates ranging from 0.125% to 0.275%, varying based on the Rating Level.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty Agreement, dated May 30, 2013 (the “BLFC Guaranty”).  The BLFC Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The BLFC Guaranty requires Bunge to maintain a specified minimum consolidated net worth, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio, a minimum current assets to current liabilities ratio and a maximum principal balance of secured indebtedness.  The BLFC Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the Lenders under the Credit Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge.

The Credit Agreement and the BLFC Guaranty are included as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.  The foregoing descriptions of the Credit Agreement and BLFC Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01        Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated May 30, 2013

10.2	Guaranty by Bunge Limited pursuant to the Credit Agreement, dated May 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2013

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Assistant General Counsel, Chief Compliance Officer and Assistant Secretary

EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated May 30, 2013

10.2	Guaranty by Bunge Limited pursuant to the Credit Agreement, dated May 30, 2013